UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2007

NALCO HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-115560-15	73-1683500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL  60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 10, 2007, Nalco Holding Company (the "Company"), parent of Nalco Holdings LLC,  completed the acquisition of an 87.5 percent interest in Mobotec USA, Inc. in a transaction that valued Mobotec at $42 million. A copy of a press release announcing the transaction is being furnished to the SEC as an exhibit to this form.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

99.1	Press release of Nalco Holding Company dated December 10, 2007, describing the acquisition of an 87.5 percent interest in Mobotec USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary

Date: December 11, 2007